SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): February 20, 2003


                               THE ITALY FUND INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)



           Maryland                  811-04517               133346515
       ---------------            ----------------         -------------
       (State or other            (Commission File         (IRS Employer
         jurisdiction                  Number)              Identification
      of incorporation)                                         No.)



     125 Broad Street, New York, New York                    10004
     ----------------------------------------               --------
     (Address of principal executive offices)               Zip Code


       Registrant's telephone number, including area code: (203) 890-7041
                                                           --------------


                                       N/A
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)


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Item 2. Acquisition or Disposition of Assets

     At the Annual Meeting of Shareholders of The Italy Fund Inc. (the "Fund") held on January 30, 2003, the Fund's shareholders voted to approve a proposal to liquidate and dissolve the Fund. Pursuant to the Fund's Plan of Liquidation and Dissolution (the "Plan"), the Board of Directors of the Fund (the "Board") set February 13, 2003 as the effective date of the Plan. The proportionate interests of shareholders in the assets of the Fund were fixed on the basis of their respective shareholdings at the close of business on February 13, 2003 and the Fund's Transfer Agent closed the Fund's books on such date. Prior to the opening of business on February 14, 2003, the Fund delisted from the New York Stock Exchange and ceased trading.

     On February 20, 2003, the Board of Directors of the Fund declared a distribution of $6.6497 per share payable February 24, 2003 to shareholders of record as of February 13, 2003. The Fund's net asset value per share was $6.6497 as of February 13, 2003.

     The Plan provides for the distribution of the Fund's assets to be made in one or more cash payments in complete cancellation of all of the outstanding shares of the Fund on a date or dates determined by the Board. Although the Board anticipates that the cash payment declared on February 20 will be the sole liquidating distribution of the Fund, the Board of Directors may make additional liquidating distributions in the event that sufficient assets remain in the Fund.

     Shareholders holding their investment in book entry automatically will receive the liquidation payment(s). Shareholders holding their investment in certificated shares will receive a Letter of Transmittal form which must be properly completed and returned along with the certificate(s) of shares in order to receive the liquidating payment(s). Investors holding certificated shares and who also have participated in the Fund's dividend reinvestment plan and own additional shares of the Fund held in book entry will automatically receive liquidation payment(s) for those dividend reinvestment shares, but will receive liquidation payment(s) for shares held in certificated form only after the properly completed Letter of Transmittal and share certificate(s) have been received and processed. Shareholders whose certificates have been lost, stolen, misplaced or mutilated and persons with other questions concerning payment of liquidating distributions should call 1-800-331-1710.

     A copy of the press releases issued by the Fund on January 30, 2003, January 31, 2003 and February 20, 2003 are attached hereto as exhibits and are incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c)   Exhibits

99.1  Press Release of The Italy Fund, dated January 30, 2003

99.2  Press Release of The Italy Fund, dated January 31, 2003

99.3  Press Release of The Italy Fund, dated February 20, 2003


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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       THE ITALY FUND INC.

                                       By:     /s/ R. Jay Gerken
                                               -------------------------
                                       Name:   R. Jay Gerken
                                       Title:  Chairman of the Board and
                                       Chief   Executive Officer

Dated: February 21, 2003


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